As filed with the Securities and Exchange Commission on May 31, 2000.

                                             Registration No. 333-_____________

-------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                               MBC HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

            MINNESOTA                                      41-1702599
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                             882 WEST SEVENTH STREET
                           SAINT PAUL, MINNESOTA 55102
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                   MBC HOLDING COMPANY 1993 STOCK OPTION PLAN
                            (Full title of the Plan)

                          ----------------------------

                                                    Copy to:
     John J. Lee, President                         Thomas G. Lovett, IV
     MBC Holding Company                            Lindquist & Vennum P.L.L.P.
     882 West Seventh Street                        4200 IDS Center
     Saint Paul, Minnesota 55102                    80 South Eighth Street
     (651) 228-9173                                 Minneapolis, MN 55402
     (Name, address and telephone                   (612) 371-3270
      number, including area code,
      of agent for service)

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
Title of Securities to be Registered          Amount to             Proposed        Proposed           Amount of
                                              be Registered         Maximum         Maximum            Registration
                                                                    Offering        Aggregate          Fee
                                                                    Price Per       Offering
                                                                    Share           Price

------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value to be           400,000               $3.50 (1)        $1,400,000 (1)     $370.00
issued pursuant to MBC Holding
Company 1993 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the last sale price of the Company's Common Stock on the Nasdaq Small Cap Market on May 26, 2000.

                          INCORPORATION OF CONTENTS OF
                       REGISTRATION STATEMENT BY REFERENCE

         Registration Statement on Form S-8 (File No. 33-71442) was filed with the Securities and Exchange Commission ("SEC") on November 8, 1993 covering the registration of 250,000 shares initially authorized for issuance under the Company's 1993 Stock Option Plan. The above Registration Statement covering 250,000 shares is currently in effect. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 400,000 shares authorized for issuance under the Company's 1993 Stock Option Plan. This Registration Statement should also be considered a post-effective amendment to the previously filed Registration Statement. The contents of the previously filed Registration Statement are incorporated herein by reference.

                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999;

         (b)      The Company's 2000 Definitive Proxy Statement on
                  Schedule 14A;

         (c) The Company's Quarterly Report for the Quarterly Period Ended March 31, 2000 filed on Form 10-Q; and

         (d) The description of the Company's Common Stock as set forth under the caption "Description of Securities" in the Company's Registration Statement on Form SB-2 (File No. 33-69302C).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


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

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 7 of the Company's Bylaws provides for the indemnification of any person who serves or has served as director, officer or employee, as well as the heirs, executors and administrators of such person, in accordance with and to the fullest extent permitted by Minnesota law.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in the person's official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.  (Filed electronically herewith)

         EXHIBIT
         4.1      MBC  Holding Company 1993 Stock Option Plan, as amended
         5.1      Opinion of Lindquist & Vennum P.L.L.P.
         23.1     Consent of Lindquist & Vennum P.L.L.P. (included in
                  Exhibit 5.1)
         23.2     Consent of McGladrey & Pullen LLP
         24.1     Power of Attorney (included on signature page)

ITEM 9. UNDERTAKINGS.

(a)      The Company hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to the Company's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the Company's payment of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on May 31, 2000.

                                            MBC Holding Company


                                            By     /s/ John J. Lee
                                                   ----------------------------
                                                   John J. Lee, President and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned officers and directors of MBC Holding Company hereby constitute and appoint John J. Lee and Bruce E. Hendry, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 31, 2000.

SIGNATURE

/s/ John J. Lee
------------------------------------------
John J. Lee, President,
Chief Executive Officer
(Principal Executive Officer) and Director

/s/ Michael C. Hime
------------------------------------------
Michael C. Hime, Chief Financial
Officer (Principal Financial
Officer)

/s/ Bruce E. Hendry
------------------------------------
Bruce E. Hendry, Chairman

/s/ Robert Awsumb
------------------------------------
Robert Awsumb, Director

/s/ Jack Elliot
------------------------------------
Jack Elliot, Director

/s/ James F. Freeman, III
------------------------------------
James F. Freeman, III, Director

/s/ Thomas L. Houts
------------------------------------
Thomas L. Houts, Director

/s/ Richard A. Perrine
------------------------------------
Richard A. Perrine, Director